090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150138184-53
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/26/2015 2:53 PM
	Entity Number C30388-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Roomlinx, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment splitting common stock of the Corporation.

3. Filing date of the original document for which correction is being made: 3/20/15 Doc. 201501262767-02

4. Description of the inaccuracy or defect:

The Third Article set forth in the amendment inaccurately provided for a stock split converting each share to 60 shares instead of providing that each 60 shares would be converted to 1 share.

5. Correction of the inaccuracy or defect:

The introductory paragraph of Article THIRD of the Articles of Incorporation is hereby amended and restated as follows: THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 405,000,000 shares. These shares are divided into 400,000,000 shares of Common Stock with $.001 par value and 5,000,000 shares of Preferred Stock with $.20 par value. Each 60 shares of the Corporation's outstanding shares of Common Stock outstanding as of the close of business on March 20, 2015, is converted into 1 share of Common Stock (the "Reverse Split"). No fractional shares shall be issued in the Reverse Split.

6. Signature:

X (signature)

Authorized Signature Michael Wasik

President
Title *

3/24/15
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.